EXHIBIT D

                     Consent to Joint Filing of Schedule 13D

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.



     Dated:                April 19, 2000



     Travelers Limited Real Estate Mezzanine Investments I, LLC

     By:
         -----------------------------------------
     Name:
     Title:


     Travelers General Real Estate Mezzanine Investments II, LLC

     By:
         -----------------------------------------
     Name:
     Title:


     TINDY RE Investments, Inc.

     By:
         -----------------------------------------
     Name:
     Title:


     The Travelers Indemnity Company

     By:
         -----------------------------------------
     Name: Paul Eddy
     Title:  Assistant Secretary


     Travelers Property Casualty Corp.

     By:
         -----------------------------------------
     Name: Paul Eddy
     Title:  Assistant Secretary


     The Travelers Insurance Group Inc.

     By: /s/ Joseph B. Wollard
         -----------------------------------------
     Name: Joseph B. Wollard
     Title: Assistant Secretary


     PFS Services, Inc.

     By: /s/ Joseph B. Wollard
         -----------------------------------------
     Name: Joseph B. Wollard
     Title: Assistant Secretary


     Associated Madison Companies, Inc.

     By: /s/ Joseph B. Wollard
         -----------------------------------------
     Name: Joseph B. Wollard
     Title: Assistant Secretary


     Citigroup Inc.

     By: /s/ Joseph B. Wollard
         -----------------------------------------
     Name: Joseph B. Wollard
     Title:  Assistant Secretary